Exhibit 10.8

PAVmed Inc. One Grand Central Place, Suite 4600 60 East 42nd Street New York, NY 10170 212-949-4319 info@pavmed.com www.pavmed.com

March 30, 2017

Michael Glennon

50 Loring Drive

Norwell, MA 02061

Dear Mr. Glennon:

This letter will serve to amend the Consulting Agreement (“Consulting Agreement”), dated as of October 12, 2016, between you and PAVmed Inc.

Regarding Section 3 of the Consulting Agreement, you have notified the Company of your election to permanently waive your right to receive all accrued and unpaid compensation due to you through and including June 30, 2017 for services rendered under the Consulting Agreement during the period January 1, 2017 to June 30, 2017 and the Company has accepted your election relative to this waiver of your consulting compensation.

Except as amended herein, all other provisions of the Consulting Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

PAVMED INC.

By:	/s/ Dennis M. McGrath
Name: Dennis M. McGrath
Title: EVP - Chief Financial Officer

AGREED TO:

/s/ Michael J. Glennon	Digitally signed by Mike Glennon Date: 2017.05.08 15:48:36 -04’00’
Michael J. Glennon